EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-208466, No. 333-192794, No. 333-185423, No. 333-178452) pertaining to the 2011 Stock Incentive Plan of Avid Bioservices, Inc.,

(2) Registration Statement (Form S-8 No. 333-171067) pertaining to the 2011 Stock Incentive Plan and 2010 Employee Stock Purchase Plan of Avid Bioservices, Inc.,

(3) Registration Statement (Form S-8 No. 333-215053) pertaining to the 2010 Employee Stock Purchase Plan of Avid Bioservices, Inc.,

(4) Registration Statement (Form S-8 No. 333-164026) pertaining to the 2009 Stock Incentive Plan of Avid Bioservices, Inc.,

(5) Registration Statement (Form S-8 No. 333-130271) pertaining to the 2005 Stock Incentive Plan of Avid Bioservices, Inc.,

(6) Registration Statement (Form S-8 No. 333-121334) pertaining to the 2003 Stock Incentive Plan of Avid Bioservices, Inc.,

(7) Registration Statement (Form S-8 No. 333-106385) pertaining to the 2002 Non-Qualified Stock Option Plan of Avid Bioservices, Inc., and

(8) Registration Statement (Form S-3 No. 333-222548) of Avid Bioservices, Inc.;

of our reports dated July 16, 2018 with respect to the consolidated financial statements of Avid Bioservices, Inc. (formerly Peregrine Pharmaceuticals, Inc.) and the effectiveness of internal control over financial reporting of Avid Bioservices, Inc., and to the reference to our firm under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in this Annual Report (Form 10-K) of Avid Bioservices, Inc. for the year ended April 30, 2018.

/s/ Ernst & Young LLP

Irvine, California

July 16, 2018